                                                                     Exhibit 3.3

MASTELLONE SAN LUIS S.A.
CONSOLIDATED TEXT OF BYLAWS

SECTION ONE: The name of the Company is "MASTELLONE SAN LUIS S.A." and has its
registered office in Villa Mercedes city, Province of San Luis. The Company is established for a 99-year term from registration thereof with Registro Publico de Comercio [Argentine public registry of trade]. SECTION TWO: The PURPOSES for which the Company is established are: a) TRADE AND INDUSTRY: Purchase, sale, consignment, representation, distribution and barter of food products and beverages generally; chemical products, agrochemicals, fertilizers, plastics, glasses, wood-metal products, papers and cardboards and plant and animal by-products; footwear, fabrics, and clothing; livestock slaughter and slaughterhouses. Permitted fishing and capture of water species. Industrial processing, manufacturing, packaging and bottling, conservation and refrigeration of the products above referred to; b) AGRICULTURE, FARMING AND
LIVESTOCK: Operation of agricultural, cattle-raising, fruit and horticultural, timber, poultry-breeding and dairy farming establishments; afforestation, insemination, genetic and pesticide services; sawmills and land clearance. Grain milling and storage in silos. Wine processing industry; c) FINANCE:
Contributions to and investments in third parties, loans, financing, credit transactions, and trading, donation, and transactions in securities and other financial instruments, excluding the transactions referred to in Argentine Act
21,526; d) AGENCY, REPRESENTATION AND SERVICES: Any form of agency, representation, intermediation, commission, lease, consignment, whether or not related to the above mentioned corporate purposes, and to act as carrier or to charter vessels or freight, in its name or on behalf of third parties. Business management, and administration of capital goods and enterprises, generally; e)
CONSTRUCTION - REAL ESTATE BUSINESS: Construction of buildings, of building or concrete structures, and civil engineering, electrical, sanitary, hydraulic, engineering and architectural works of any kind and nature, whether public or private. Purchase and sale, barter, lease, rental, administration and operation of real property, including property that is subject to the provisions of
Argentine Act 13,512. Division of land into lots of any nature. Industrial
Parks.; f) EXPORT-IMPORT: of any kind of traditional or other products, whether in their natural state and/or processed or manufactured, including industrial products. To this end, the Company has full legal capacity to acquire rights and incur obligations, and to perform such acts as are not prohibited by law and these bylaws. SECTION THREE: The CAPITAL STOCK of the Company is AR$38,360,326,
divided into 38,360,326 non-endorsable, registered shares, with a par value of
AR$1 each and one vote per share. SECTION FOUR: The capital stock may be increased up to five times the above amount, upon a resolution of shareholders at a General Meeting, by issuing non-endorsable, registered shares, with a par value of AR$1 each and one vote per share. Shareholders may delegate the issuance of any such shares to the Board of Directors in accordance with the provisions of section 188 of Argentine Act 19,550. SECTION FIVE: SHARE
CERTIFICATES and provisional share certificates shall contain the information provided for in sections 211 and 212 of Act 19,550. SECTION SIX: Upon a default on the payment of shares, the Board of Directors may elect, at its sole discretion, any of the procedures set forth in section 193 of Argentine Act
19,550. SECTION SEVEN: The BUSINESS AND AFFAIRS of the Company shall be managed by a Board of Directors, consisting of a minimum of three and a maximum of seven regular members. Shareholders may also appoint alternate Directors equal to or lower in number than regular Directors, who shall fill any vacancy in their order of election. Directors are appointed to hold office for three (3)

fiscal years. The number of Directors and their compensation shall be determined by resolution of shareholders. At any meeting of Directors, an absolute majority of its regular members in attendance shall constitute a quorum, and resolutions shall be validly passed thereat by a majority of Directors present. In the event of equality of votes, the Chairman shall have a casting vote. At their first meeting, Directors shall elect a Chairman and, if the Board of Directors has multiple regular members, Directors may elect a Vice-chairman, who shall substitute for the Chairman upon absence or inability of the latter. As security for the faithful performance of their duties, regular Directors shall deposit with the Company's Treasury one hundred Argentine Pesos or its equivalent in government bonds. The Board of Directors has full power and authority to manage and dispose of the Company's assets, including any such powers as are required by law to be exercised through a special power of attorney, pursuant to section
1881 of the Argentine Civil Code and section 9 of Argentine Executive Order No.
5965/63. In particular, the Board of Directors may transact business with public or private financial and credit institutions of any nature; grant and revoke special and general powers of attorney, including, without limitation, powers to act in legal proceedings or manage property and affairs, with or without power of substitution; institute, continue, answer or abandon criminal actions or claims; and to perform any legal act as may result in the Company acquiring rights or incurring obligations. The Company's legal representative shall be the
Chairman of the Board, or the Vice-chairman, as the case may be. SECTION EIGHT:
The Company's business and affairs shall be audited by an Audit Committee consisting of three (3) Regular Statutory Auditors and three (3) Alternate
Statutory Auditors, who will be elected for one fiscal year term at a General
Meeting of Shareholders. The Audit Committee shall have the powers and duties set forth in the Argentine business act, and the compensation of its members shall be determined at a Meeting of Shareholders. Multiple voting shall not apply in the election of members of the Audit Committee. Resolutions shall be passed by an absolute majority of its members. The Audit Committee shall keep a
Minutes of Meetings Book. SECTION NINE: All meetings of shareholders may be simultaneously called on first and second notice in the manner set forth in section 237 of Argentine Act 19,550, without prejudice to the provisions thereof regarding unanimous meetings, in which case, the meeting shall be held on second call on the same day, one hour after adjournment of the meeting on first call due to lack of quorum. In the event of a subsequent call for a meeting of shareholders, the provisions of the above mentioned section 237 shall apply.
Quorum and majority requirements shall be governed by sections 234 and 244 of
Argentine Act 19,550, according to the class of meeting, call, and business to be transacted thereat. Special meetings convened on second call shall have a quorum whatever the number of voting shares present. SECTION TEN: The Company's fiscal year shall end on September 30 each year, as of which date financial statements shall be prepared in accordance with applicable laws, regulations and technical standards. Liquid and realized profits shall be applied as follows: 1)
5% thereof, up to an amount equal to 20% of the capital stock, to the statutory reserve fund; 2) to compensation of Directors and Statutory Auditors, as the case may be. The remaining balance shall be applied as determined at a meeting of shareholders. Dividends shall be distributed in proportion to the amounts respectively paid up on shares, within one year of declaration thereof. SECTION
ELEVEN: Upon dissolution, the Company shall be liquidated by the Directors then in office or by such liquidation committee as may be appointed by resolution of shareholders. In both cases, the Company's liquidation shall be carried out under the supervision of the Audit Committee, where applicable. After full payment of liabilities and reimbursement of capital, any remaining balance shall be distributed among shareholders in proportion to the amounts respectively paid up on shares.